SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.____)

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/ /  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
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/X/  Soliciting Material Under Rule 14a-12

                             STV GROUP, INCORPORATED
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:
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    2)   Aggregate number of securities to which transaction applies:
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    3)   Per unit price or other underlying value of transaction
         computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    4)   Proposed maximum aggregate value of transaction:
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                                     [LOGO]
                                 STV Memorandum

Date:           May 1, 2001

To:             All Employees

From:           Dominick M. Servedio
                President and Chief Executive Officer

Subject:        STV Announces Going Private Transaction


This is truly a momentous day for our company.

I am very proud to announce that STV's Board of Directors has unanimously approved a plan to take the company private. STV Group has entered into an agreement and plan of merger with the employee stock ownership plan (ESOP) that will make the ESOP the sole owner of the corporation. STV's press release announcing this transaction is attached.

Through our collective effort, STV is enjoying its strongest performance in years and has achieved crucial name recognition. Our strategic investments are continuing to enhance our operations and the quality of the services we bring to our customers. Yet as a public company, I believe that our stock price does not reflect our strong performance and that we, as employees, are unable to realize the true value of our company in our ESOP. I believe that as a private, employee owned firm, the value of our ESOP stock will better reflect the performance of our company.

There were certainly other options to pursue, and they were all considered. For so many reasons, I am firmly convinced that being an employee-owned company is best for STV's valued employees, outside shareholders, and customers. Each employee will be able to reap the benefits of our success. We will maintain our independence and identity. And, we can better focus on our common goals: to make STV an even more rewarding and challenging place to work, to maintain and attract top talent, and to improve the quality of our work and customer satisfaction.

I believe that STV's vision for the future looks even brighter than ever.

With your vote of approval, and the approval of our outside shareholders, STV will become a private, employee owned firm-a firm where every employee can more directly benefit from the success of the company and has even more of an incentive to make it better. Now, going private will enable us, as employee-owners, to have a greater stake in our future.

                                     [LOGO]
                                 STV Memorandum

I understand that you may have questions about this transaction. Based upon the attached schedule, the manager of your office will arrange for the opportunity for you to attend an informational meeting that I will host. These meetings and subsequent communications will help explain what going private means to you and the company, and why I believe so strongly that this is our best option to pursue.

Be assured that an important goal in assessing all of our options, and particularly this going private transaction, has been to do what is best for all employees, whose collaborative efforts have made STV such a success.







A Proxy Statement explaining in greater detail the transaction discussed in this letter will be made available in the near future. The Company strongly advises you to read the Proxy Statement when it is available because it contains important information pertaining to the transaction discussed in this letter. You can obtain a free copy of the Proxy Statement on the Commission's website located at http:/www.sec.gov. In addition, you will receive a copy of the Proxy Statement from the Company when available. DO NOT SUBMIT A PROXY IN CONNECTION WITH THE TRANSACTION DISCUSSED IN THIS LETTER UNTIL YOU HAVE RECEIVED THE PROXY STATEMENT REFERRED TO ABOVE.

PRESS RELEASE
For more information, contact:
Debra B. Trace
Associate; Manager, Corporate Communications
610-385-8306

STV Group, Incorporated and ESOP Announce Plan To Take STV Private

Douglassville, PA, April 30, 2001 - STV Group, Incorporated (Nasdaq: STVI) announced today that it has entered into an Agreement and Plan of Merger with the employee stock ownership plan of STV, Inc. (ESOP) pursuant to which all shares of STV common stock not owned by the ESOP will be exchanged for $11.25 per share in cash. The shares of STV common stock owned by the ESOP will be retained by the ESOP. Following the merger, STV will be the surviving corporation and the ESOP will own 100% of STV.

The action to take STV private was unanimously approved by the Board of Directors upon the recommendation of a Special Committee composed of outside directors. The Special Committee employed the services of the investment banking firm of Houlihan Lokey Howard & Zukin in its deliberations.

Commenting on the merger, Dominick M. Servedio, CEO and President of STV, said that "After careful consideration of STV's strategic alternatives and our on-going commitment to quality service, we recognized both the value and the potential of STV as a private company, and concluded that the proposed transaction was in the best interest of the Company's customers, public shareholders and employees. We are particularly pleased that the potential transaction will keep control of the Company with our employees and allow them to directly benefit from their efforts."

Completion of the merger is subject to the approval of STV's non-ESOP stockholders and ESOP participants and to other conditions contained in the merger agreement. STV has received a financing commitment for the transaction from Fleet National Bank, subject to customary conditions. The Company will schedule a special meeting of Shareholders to consider the merger after it has filed its proxy materials with the Securities and Exchange Commission. If approved at that meeting, the transaction is expected to close in the Company's fourth quarter. STV's Board of Directors has recommended that shareholders approve the merger transaction.

STV Group, Inc. provides engineering, architectural, planning, environmental and construction management services for federal, local, state and foreign governments and for private industry. The company is also pursuing and performing select design-build projects. STV Group consists of several wholly owned subsidiaries: STV Incorporated, STV Architects, Inc., STV Environmental, Inc., STV International, Inc., STV Surveying, Inc. and STV Construction Services.

Statements in this release which discuss any aspect of a potential merger transaction involving STV and its ESOP are forward looking statements. These forward looking statements are subject to a variety of risks and uncertainties including but not limited to the ability of STV to secure the necessary financing to complete such a transaction; satisfaction of various closing conditions in the definitive agreement; and the outcome of the STV shareholder and ESOP participant vote on such a transaction. STV expresses no opinion on the likelihood that such a transaction will occur. Other risks and uncertainties concerning STV's performance are discussed under the heading "Cautionary Statement Regarding Forward Looking Statements" in STV's Form 10-Q for the quarter ended December 31, 2001 and in STV's previous SEC filings. STV disclaims any intent or obligation to update forward looking statements.